UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 10, 2013

General Growth Properties, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34948	27-2963337
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 N. Wacker Drive, Chicago, Illinois 60606

(Address of principal executive offices)  (Zip Code)

(312) 960-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 10, 2013, General Growth Properties, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”).  During the Annual Meeting, our stockholders were asked to consider and vote upon the proposals described in detail in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the SEC on March 29, 2013.  The final voting results for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1 – Election of Directors

All nine of the nominees for directors were elected to serve for a term which expires at our 2014 annual meeting of stockholders and until their respective successors are duly elected and qualified, by the votes set forth below.

Nominee	Voted For	Withheld	Broker Non-Votes
Richard B. Clark	786,005,392	42,138,651	30,806,212
Mary Lou Fiala	809,709,052	18,434,991	30,806,212
J. Bruce. Flatt	820,863,923	7,280,120	30,806,212
John K. Haley	822,680,086	5,463,957	30,806,212
Cyrus Madon	808,498,711	19,645,332	30,806,212
Sandeep Mathrani	816,962,420	11,181,623	30,806,212
David J. Neithercut	822,872,032	5,272,011	30,806,212
Mark R. Patterson	822,753,028	5,391,017	30,806,212
John G. Schreiber	810,371,392	17,772,651	30,806,212

Proposal 2 – Ratification of the Selection of Independent Registered Public Accounting Firm

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified by the stockholders by the votes set forth below.

Voted For	Voted Against	Abstain
857,400,237	1,317,169	232,849

Proposal 3 – Advisory Vote on Executive Compensation

The stockholders approved, on an advisory basis, the compensation of our named executive directors by the votes set forth below.

Voted For	Voted Against	Abstain	Broker Non-Votes
769,393,121	58,198,101	552,821	30,806,212

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.

By:	/s/ Stacie L. Herron
Stacie L. Herron, Vice President and Secretary

Date: May 14, 2013